As filed with the Securities and Exchange Commission on February 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 FactSet Research Systems Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3362547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
45 Glover Avenue
Norwalk, Connecticut 06850
(203) 810-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher McLoughlin
Executive Vice President, Chief Legal Officer
45 Glover Avenue
Norwalk, Connecticut 06850
(203) 810-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
C. Daniel Haaren, Esq.
Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, New York 10001
(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

FACTSET RESEARCH SYSTEMS INC.

DEBT SECURITIES
GUARANTEES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
RIGHTS
UNITS
SECURITIES PURCHASE CONTRACTS

FactSet Research Systems Inc. may, from time to time, offer and sell debt securities, guarantees, common stock, preferred stock, warrants, depositary shares, rights, units and securities purchase contracts.

We refer to the debt securities, guarantees, common stock, preferred stock, warrants, depositary shares, rights, units and securities purchase contracts of FactSet Research Systems Inc. collectively as the “securities” in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from any sale of the securities by any selling securityholder.

The specific amounts, prices and terms of each series or class of the securities will be determined at the time of any offering set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us or any selling securityholder, as applicable, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and the NASDAQ Stock Market (“NASDAQ”) under the symbol “FDS.” On February 4, 2025, the last reported sale price of our common stock on NYSE and NASDAQ was $466.84 per share. Our principal executive offices are located at 45 Glover Avenue, Norwalk, Connecticut 06850. Our telephone number is (203) 810-1000, and our website address is www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Investing in our securities involves risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2025

EXPLANATORY NOTE

Except as otherwise indicated or required by the context, “FactSet,” the “Company,” “we,” “us,” and “our” refer to the business of FactSet Research Systems Inc. and its subsidiaries on a consolidated basis, and references to “this prospectus” refer to this prospectus.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, in any free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or free writing prospectus is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements or free writing prospectus, as applicable, even though this prospectus and such prospectus supplement or supplements or free writing prospectus are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements or free writing prospectus at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or free writing prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this process, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the securities any selling securityholders are offering pursuant to this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about FactSet or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You may refer to the registration statement and the exhibits for more information about us and our securities. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

Each time we sell securities, we will provide a prospectus supplement or free writing prospectus containing specific information about the terms of the applicable offering. Such prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or free writing prospectus.

We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement or free writing prospectus will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the securities being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website (http://www.sec.gov).

You also may request a copy of any document incorporated by reference in this prospectus at no cost by calling us at (203) 810-1000 or writing us at the following address:

FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut 06850
Attention: Investor Relations

Our Internet address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and any information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K):

(1)	FactSet’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024;

(2)	FactSet’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2024;

(3)	FactSet’s Current Reports on Form 8-K filed on September 19, 2024, December 19, 2024 and December 20, 2024;

(4)
those portions of FactSet’s Definitive Proxy Statement on Schedule 14A, filed on October 30, 2024, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended August 31, 2024;

(5)
the description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on June 26, 1996, and any amendment or report filed with the SEC for the purpose of updating such description; and

(6)	all documents filed by FactSet under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the underlying securities.

Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement may contain statements that are forward-looking statements. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “projects,” “indicates,” “predicts,” “potential,” or “continue,” and similar expressions.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance and anticipated trends in our business. These statements are only predictions based on our current expectations, estimates, forecasts and projections about future events. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. There are many important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the following:

●	the potential loss, corruption or misappropriation of data and information relating to clients and others;

●	the potential of successful access to prohibited data and other cyber-attacks and the failure of cyber-security systems and procedures;

●	the risks associated with a prolonged or recurring outage at our data centers and other business continuity disruptions at facilities, which could result in reduced service and the loss of clients;

●	the transition to new technologies, applications and processes, which could expose us to unanticipated disruptions;

●
the use of open source software could introduce security vulnerabilities, impose unanticipated restrictions on our ability to commercialize our products and services, and subject us to increased costs;

●	our use of artificial intelligence technologies may not be successful and could present business, compliance and reputational risks;

●	competition in our industry could cause price reductions or loss of market share;

●	the impact of the continued shift from active to passive investing on our user count growth and revenue;

●	the impact of a decline in equity and/or fixed income returns on the buying power of investment management clients;

●	uncertainty or downturns in the global economy and consolidation in the financial services industry, which could cause us to lose clients and users;

●	the impact of volatility or downturns in the financial markets, which could delay the spending patterns of clients and reduce future growth;

●
whether we are able to develop and market new products and enhancements that maintain our technological and competitive position and whether we are able to anticipate and respond to changes in the marketplace for our products and customer demands;

●	whether we are able to identify, integrate, or realize anticipated benefits of acquisitions and strains on resources as a result of growth;

●	our ability to maintain our reputation;

●	our ability to control and manage the additional requirements and burdens involved in our operations outside the United Sates;

●	our ability to enter into, renew or comply with contracts supplying new and existing data sets or products on competitive terms;

●	the impact that accessibility to free or relatively inexpensive information sources may have on demand for our products;

●	our ability to hire and retain key qualified personnel;

●	the impact of pandemics and other global public health epidemics on our business, our future results of operations and our overall financial performance;

●	potential legislative and regulatory changes in the environments in which we and our clients operate;

●	risks associated with the adverse resolution of litigation or governmental investigations;

●	risks associated with claims by third parties that we infringe upon their intellectual property rights or risks associated with third parties infringing upon our intellectual property rights;

●	whether we incur additional costs due to tax assessments resulting from ongoing and future audits by tax authorities as well as changes in tax laws;

●	the impact of our exposure to fluctuations in currency exchange rates and the failure of hedging arrangements;

●	whether our business performance is sufficient to meet financial guidance and publicly disclosed long-term targets;

●	the effect on our business of economic, political and market forces beyond our control;

●	the impact of our indebtedness on our financial condition, and whether we are able to fulfill our obligations under our debt instruments;

●	whether we incur additional debt, which could further exacerbate the risks associated with our indebtedness;

●	the impact of the restrictive covenants in our debt, which may affect our ability to operate our business successfully; and

●	the risk of higher expenses for certain of our borrowings and other obligations that are based on variable rates of interest if interest rates increase.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they are made, and actual results could differ materially from those anticipated in forward-looking statements. We do not intend, and are under no duty, to update any of these forward-looking statements after the date of this prospectus to reflect actual results, future events or circumstances, or revised expectations.

We intend that all forward-looking statements we make will be subject to safe harbor protection of the federal securities laws as found in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act.

OUR COMPANY

Overview

FactSet is a global financial digital platform and enterprise solutions provider with open and flexible technologies that deliver financial intelligence to investment professionals worldwide.

We drive our business based on our detailed understanding of our clients’ workflows, which helps us to solve their most complex challenges. We provide financial data and market intelligence on securities, companies, industries and people to enable our clients to research investment ideas and analyze, monitor and manage their portfolios. Our solutions span the investment lifecycle of investment research, portfolio construction and analysis, trade execution, performance measurement, risk management and reporting. We provide open and flexible technology offerings, including a configurable desktop and mobile platform, comprehensive data feeds, cloud-based digital solutions, and application programming interfaces (“APIs”). The CUSIP Global Services (“CGS”) business supports security master files relied on by the investment industry for critical front, middle and back-office functions. All of our platforms and solutions are supported by our dedicated client service team.

Our Business

We operate our business through three reportable segments: the Americas, EMEA and Asia Pacific. Within each segment, we offer data, products and analytical applications by firm type: Institutional Buyside, Dealmakers, Wealth and Partnerships and CGS. Institutional Buyside offers multi-asset class solutions to global asset managers, asset owners and hedge fund professionals across the investment portfolio lifecycle. This firm type includes workflows for research analysts, portfolio managers, and traders in the front office, as well as performance analysts, risk managers, and client service and marketing professionals in the middle office. Dealmakers delivers workflow solutions for investment bankers, sell-side research analysts, corporate users, investor relations officers, and private equity and venture capital professionals. We provide comprehensive solutions to our clients including workstations, data feeds, APIs, proprietary and third-party data, and productivity tools for Microsoft® Office. We also deliver firm type tailored solutions for client relationship management (“CRM”) and research management solutions (“RMS”) for research authoring and publishing. Our tools are used to monitor investments, generate ideas, analyze companies and markets, perform fundamental research, and build and distribute presentations. Wealth delivers comprehensive solutions to wealth management clients including our web-based workstation, book-of-business dashboards for advisors, data feeds, APIs, proprietary and third-party data, and productivity tools for Microsoft® Office. It also provides RMS for research authoring and publishing. Partnerships delivers solutions such as data and technology solutions (including feeds and APIs), workstations, and digital or analytics solutions to firms in the financial services ecosystem including data, analytics and technology platform providers. CGS is the exclusive issuer of CUSIP and CINS identifiers globally. CGS also acts as the official numbering agency for International Securities Identification Number (“ISIN”) identifiers in the United States and as a substitute ISIN agency for more than 30 other countries.

Corporate Information

FactSet is a publicly traded Delaware corporation. FactSet’s common stock is dual listed on the NYSE and NASDAQ under the symbol “FDS.” FactSet’s principal executive offices are located at 45 Glover Avenue, Norwalk, Connecticut 06850. Our telephone number is (203) 810-1000, and our website address is http://www.factset.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

RISK FACTORS

An investment in any securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of such securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to a specific offering of securities.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will disclose in a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement or free writing prospectus, we anticipate that the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, which may include, without limitation, payment of dividends, repayment of existing indebtedness, possible future stock repurchases, acquisitions, capital expenditures and for working capital. Pending application of cash proceeds, we may invest the proceeds in interest-bearing accounts and short-term, interest bearing securities or other investment-grade securities, or repay amounts outstanding on existing lines of credit or commercial paper securities. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The Indenture will be qualified under the Trust Indenture Act of 1939. The specific terms of any series of debt securities will be described in the applicable prospectus supplement or free writing prospectus. If so described in a prospectus supplement or free writing prospectus, the terms of that series of debt securities may differ from the general description of terms presented below and the Indenture filed as an exhibit to the registration statement of which this prospectus forms a part. When used in this “Description of Debt Securities” section, “FactSet” refers to FactSet Research Systems Inc. only.

Debt Securities

The debt securities will constitute senior debt of FactSet. The debt securities will be issued under an indenture, dated March 1, 2022, between FactSet, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The debt securities may be guaranteed by one or more guarantors, if any. We will include in a prospectus supplement the specific terms of each series of debt securities being offered thereunder. In addition, a description of the material terms of any Indenture, which will govern the rights of the holders of such debt securities, will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF GUARANTEES

The following description of the guarantees outlines some of the provisions of the guarantees. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable guarantee. The specific terms of any guarantees will be described in the applicable prospectus supplement. When used in this “Description of Guarantees” section, “FactSet” refers to FactSet Research Systems Inc. only.

From time to time, FactSet may offer to sell or otherwise issue guarantees of the indebtedness of its subsidiaries.  Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the indebtedness of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such indebtedness. Each guarantee will be an unsecured unsubordinated obligation of FactSet. FactSet will set forth in the applicable prospectus supplement a description of any guarantees that may be offered pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of the common stock of FactSet does not purport to be complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, dated January 6, 2023 (“Certificate of Incorporation”), Amended and Restated Bylaws, dated September 17, 2024 (“Bylaws”) and the Delaware General Corporation Law (the “DGCL”). Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” When used in this “Description of Common Stock” section, “FactSet” refers to FactSet Research Systems Inc. only.

Authorized Common Stock

FactSet’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2024, there were 38,030,046 shares of our common stock outstanding.

There are no preemptive rights to subscribe for any additional securities which FactSet may issue, and there are no redemption provisions or sinking fund provisions applicable to the common stock subject to calls or assessments by FactSet. All outstanding shares are, and all shares of common stock offered hereby will be, legally issued, fully paid and nonassessable.

Each share of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any voting rights of holders of our preferred stock.  Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast.

Each share of common stock is entitled to receive dividends if, as and when declared by the board of directors of FactSet (the “Board”) out of funds legally available therefor.  In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holder of common stock.

Shares of our common stock are listed for trading on the NYSE and NASDAQ under the symbol “FDS”. The transfer agent and registrar for our common stock is Computershare Shareowner Services.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in our Certificate of Incorporation, Bylaws and the DGCL may make it more difficult to acquire control of us or remove our management.

●
Structure of Board. The Board was historically divided into three classes of directors, with each class as nearly equal in number as possible. The term of office of one class of directors expired each year in rotation so that one class was elected at each annual meeting of stockholders for a full three year term. At FactSet’s 2022 Annual Meeting of Stockholders, our stockholders approved an amendment to the Certificate of Incorporation to transition to a declassified Board beginning with the 2023 Annual Meeting of Stockholders. This will result in the entire Board of Directors being elected for one-year terms beginning at FactSet’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

The Board, in accordance with the Bylaws, consists of a number of directors which shall be fixed by resolution adopted by a majority of the total number of directors that FactSet would have if all vacancies or unfilled directorships were filled. Any vacancies on the Board and any newly-created directorships resulting from an increase in the authorized number of directors will be filled only by a majority vote of the directors then in office. This provision could prevent a FactSet stockholder from obtaining majority representation on the Board by allowing the Board to enlarge the Board and fill the new directorships with the Board’s own nominees.

●
Removal of Directors. The Certificate of Incorporation and the Bylaws provide that (a) until the 2025 Annual Meeting or such other time as the Board is no longer classified, directors may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of FactSet then entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”), and (b) from and including the 2025 Annual Meeting or such other time as the Board is no longer classified, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock.

●
Advance Notice of Proposals and Nominations. The Bylaws provide that FactSet stockholders must give timely written notice to bring business before an annual meeting of the FactSet stockholders or to nominate candidates for election as directors at an annual meeting of the FactSet stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of FactSet not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement  of the date of such meeting is first made by FactSet. The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent FactSet stockholders from bringing matters before an annual meeting of the FactSet stockholders or from nominating candidates for election as directors at an annual meeting of the FactSet stockholders.

●
Action by Written Consent. The Certificate of Incorporation and the Bylaws provide that an action required or permitted to be taken at an annual or special meeting of stockholders may be taken with the written consent, setting forth the action so taken, signed by the holders of at least 80% of the outstanding shares entitled to vote thereon.

●
Limits on Special Meetings. The Bylaws provide that a special meeting of the FactSet stockholders may be called only by (i) the Chairman of the Board; (ii) the Chief Executive Officer; (iii) the President of FactSet; (iv) the majority of the Board; or (v) by the Secretary of FactSet upon written demand by holders of at least 25% of FactSet’s issued and outstanding capital stock. Only business that has been brought before the meeting pursuant to FactSet’s notice of meeting will be conducted at a special meeting of stockholders.

●
Preferred Stock. The Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued preferred stock. Currently, the Board has the authority to issue 10,000,000 such shares of preferred stock in one or more series and to fix the preferences, limitations and relative rights of the shares of each such series. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including the voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of FactSet without further action by the stockholders.

●
Takeover Statutes. Certain transactions with FactSet may be subject to Section 203 of the DGCL. Section 203 prohibits certain "business combinations" between an "interested stockholder" and a corporation for three years after a stockholder becomes interested, unless one of the statute's exceptions applies. Section 203(c)(5) defines an interested stockholder as a person, broadly defined to include a group, who owns at least 15% of a company's outstanding voting stock. The statute defines business combinations expansively to include any merger or consolidation of, with, or caused by the interested stockholder. Section 203(a) provides three exceptions to the business combination prohibition. First, there is no constraint if the interested stockholder obtains prior board approval for the business combination or the transaction resulting in ownership of 15% of the target's voting stock. Second, the statute does not apply if, in completing the transaction that crosses the 15% threshold, the stockholder becomes the owner of 85% of the corporation's voting stock outstanding as of the time the transaction commenced. Any shares owned by directors who are officers, and shares owned by certain stock option plans are excluded from the calculation. This exception applies most particularly to a tender offeror who has less than 15% of the target's stock and receives tenders that satisfy the 85% requirement. Finally, the statute does not apply if the interested stockholder's business combination is approved by the board of directors and affirmed by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

●
Exclusive Forum. The Certificate of Incorporation provides that, unless FactSet consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will  be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of FactSet; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of FactSet to FactSet or its stockholders, creditors or other constituents; (c) any action or proceeding asserting a claim against FactSet or any of its directors, officers or other employees arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Certificate of Incorporation or the Bylaws; (d) any action or proceeding seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (e) any action or proceeding asserting a claim against FactSet or any of its directors, officers or other employees governed by the internal affairs doctrine; or (f) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The Certificate of Incorporation also provides that, unless FactSet consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

DESCRIPTION OF PREFERRED STOCK

The following summary of the terms of the preferred stock of FactSet does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement or free writing prospectus may relate. Particular terms of the preferred stock offered by any prospectus supplement or free writing prospectus and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement or free writing prospectus relating to the applicable preferred stock. The applicable prospectus supplement or free writing prospectus may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Preferred Stock” section, “FactSet” refers to FactSet Research Systems Inc. only.

General

The Certificate of Incorporation authorizes the Board to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the preferences, limitations and relative rights of the shares of each such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. As of February 6, 2025, there were no shares of our preferred stock issued and outstanding.

The terms of each series of preferred stock will be described in any prospectus supplement or free writing prospectus related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement or free writing prospectus. When used in this “Description of Warrants” section, “FactSet” refers to FactSet Research Systems Inc. only.

Debt Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants outstanding, if any;

●	the number of debt warrants being offered;

●	the price or prices at which the debt warrants will be issued;

●
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

●	the provisions, if any, for changes to or adjustments in the exercise price;

●	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

●	the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	the currency for which the debt warrants may be purchased;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the debt warrants; and

●	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement or free writing prospectus will describe the terms of the warrants to purchase common stock or preferred stock (“equity warrants”), in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the title of the equity warrants;

●	the aggregate number of the equity warrants outstanding, if any;

●	the number of equity warrants being offered;

●	the price or prices at which the equity warrants will be issued;

●	the type and number of securities purchasable upon exercise of the equity warrants;

●	the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

●	the price at which each security purchasable upon exercise of the equity warrants may be purchased;

●	the provisions, if any, for changes to or adjustments in the exercise price;

●	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

●	whether the equity warrants or related securities will be listed on any securities exchange;

●	the currency for which the equity warrants may be purchased;

●	the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;

●	the minimum or maximum amount of equity warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	any anti-dilution protection;

●	a discussion of certain material U.S. federal income tax considerations applicable to an investment in the equity warrants; and

●	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement or free writing prospectus, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or free writing prospectus, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement or free writing prospectus relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement or free writing prospectus. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement or free writing prospectus relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock. We will issue depositary shares under a separate depositary agreement between us, a depositary and the holders thereof, as specified in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. The following sets forth certain general terms and provisions of the depositary shares that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant deposit agreement with respect to depositary shares of a particular series of common stock or preferred stock. Further terms of the depositary shares and the applicable deposit agreement will be set forth in the applicable prospectus supplement or free writing prospectus. When used in this “Description of Depositary Shares” section, “FactSet” refers to FactSet Research Systems Inc. only.

General

We may issue depositary shares representing proportional fractional interests in shares of our common stock or preferred stock, which will be evidenced by depositary receipts. We will deposit the underlying shares of common stock or preferred stock with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement or free writing prospectus.

Dividends and Other Distributions

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of common stock or preferred stock to the record holders of depositary shares relating to the underlying shares of common stock or preferred stock in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited shares of common stock or preferred stock other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Subject to Delaware law, if we redeem shares of our preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the preferred stock held by the depositary.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the number of shares of preferred stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or in such other manner as we may determine to be fair and equitable. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the preferred stock and a corresponding number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Because each depositary share will represent a fractional interest in a share of common stock or preferred stock, holders of depositary receipts will be entitled to a fraction of a vote per deposited common share or preferred share under the circumstances in which holders of such deposited common shares or preferred shares are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of any deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preferred shares, may instruct the depositary to vote the amount of the common shares or preferred shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the common shares or preferred shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing shares of common stock or preferred stock, it will not vote the amount of the common stock or preferred stock represented by such depositary shares.

Preemptive and Conversion Rights

Unless otherwise specified in an applicable prospectus supplement or free writing prospectus, the holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

We will identify the depositary for the depositary shares in the applicable prospectus supplement or free writing prospectus. Computershare Investor Services will be the transfer agent and registrar for the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●
there has been made a final distribution in respect of the common shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the common shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited common shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited common shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase debt securities, common stock, or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Rights” section, “FactSet” refers to FactSet Research Systems Inc. only.

We will provide in a prospectus supplement or free writing prospectus the following terms of the rights being issued:

●	the date of determining the persons entitled to participate in the rights distribution;

●	the aggregate number of the underlying securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire;

●	a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement or free writing prospectus. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or free writing prospectus, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under this registration statement. Further terms of the units will be set forth in the applicable prospectus supplement or free writing prospectus. To the extent the information contained in the prospectus supplement or free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement or free writing prospectus. When used in this “Description of Units” section, “FactSet” refers to FactSet Research Systems Inc. only.

When we issue units, we will provide in a prospectus supplement or free writing prospectus the following terms of the units being issued:

●	the title of any series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	information with respect to any book-entry procedures;

●	a discussion of any material U.S. federal income tax considerations applicable to an investment in the units;

●	whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	any other terms of the units and their constituent securities.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

The following description of securities purchase contracts outlines the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus. When used in this “Description of Securities Purchase Contracts” section, “FactSet” refers to FactSet Research Systems Inc. only.

Stock Purchase Contracts

FactSet may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i)	senior or subordinated debt securities of FactSet; or

(ii)
debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require FactSet to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances FactSet may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i)	senior or subordinated debt securities of FactSet; or

(ii)
debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

●	the purchase contracts;

●	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts; and

●	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	in short or long transactions;

●	directly by us or any selling securityholders to investors;

●	through agents; or

●	through a combination of these methods.

In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:

●	the names of any underwriters, dealers, agents or other counterparties;

●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

●	the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

●	the public offering price; and

●	the securities exchanges on which such securities may be listed, if any.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment) or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement or free writing prospectus will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholders and the underwriters, dealers and agents.

We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus for any securities offered by us or any selling securityholders will identify any such underwriter, dealer or agent and  describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be listed on NYSE or NASDAQ. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered hereby will be passed upon for us  by Cravath, Swaine & Moore LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of FactSet Research Systems Inc. appearing in FactSet Research Systems Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2024, and the effectiveness of FactSet Research Systems Inc.’s internal control over financial reporting as of August 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

FACTSET RESEARCH SYSTEMS INC.

DEBT SECURITIES
GUARANTEES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
RIGHTS
UNITS
SECURITIES PURCHASE CONTRACTS

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses we expect to incur in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates.

SEC registration fee	$ *
Printing fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Miscellaneous	**
Total	**

*
Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and will be paid at the time of any particular offering of securities under this registration statement and are therefore not estimable at this time.

**
These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or officer has been successful in defense of any action referred to in subsections (a) and (b), or in defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred.

Subsection (e) of Section 145 authorizes the corporation to pay expenses of the indemnitee in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Subsection (g) of Section 145 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
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Section 102(b)(7) permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for: (i) in the case of a director or officer, liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) in the case of a director or officer, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, payments of unlawful dividends or unlawful stock repurchases or redemptions, (iv) in the case of a director or officer, for any transaction from which the director or officer derived an improper personal benefit or (v) in the case of an officer, in any action by or in the right of the corporation.

FactSet’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. FactSet’s Certificate of Incorporation further provides that officers and directors shall be indemnified to the fullest extent permitted by applicable law.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index page of this registration statement, which is incorporated by reference into this Item 16.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) shall be deemed to be part of this registration statement as of the time it was declared effective.

(c)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1)

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2023)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on September 19, 2024)

4.1
Form of Certificate for Common Stock of FactSet Research Systems Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-04238) filed on June 26, 1996)

4.2	Form of Certificate for Preferred Stock of FactSet Research Systems Inc.(1)

4.3
Indenture, dated as of March 1, 2022, between FactSet Research Systems Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 1, 2022)

4.4
Supplemental Indenture, dated as of March 1, 2022, between FactSet Research Systems Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on March 1, 2022)

4.5	Form of Debt Security(1)

4.6	Form of Guarantee(1)

4.7	Form of Warrant Agreement(1)

4.8	Form of Warrant Certificate(1)

4.9	Form of Deposit Agreement(1)

4.10	Form of Rights Agreement(1)

4.11	Form of Purchase Contract Agreement(1)

5.1*	Opinion of Cravath, Swaine & Moore LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 by U.S. Bank Trust Company, National Association, as trustee (Form T-1) for the Indenture, dated as of March 1, 2022, in Exhibit 4.3

107.1**	Filing Fee Table

*	Filed herewith.
(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FactSet Research Systems Inc.

Dated: February 6, 2025	By:	/s/ HELEN L. SHAN
		Name:	Helen L. Shan
		Title:	Executive Vice President, Chief Financial Officer
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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Philip Snow, Helen L. Shan, Christopher McLoughlin and Gregory T. Moskoff and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of February, 2025.

Signature	Title	Date

/s/ F. PHILIP SNOW	Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2025
F. Philip Snow

/s/ HELEN L. SHAN	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 6, 2025
Helen L. Shan

/s/ GREGORY T. MOSKOFF	Managing Director, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 6, 2025
Gregory T. Moskoff

/s/ ROBIN A. ABRAMS	Chair	February 6, 2025
Robin A. Abrams

/s/ SIEW KAI CHOY	Director	February 6, 2025
Siew Kai Choy

/s/ BARAK EILAM	Director	February 6, 2025
Barak Eilam

/s/ MALCOLM FRANK	Director	February 6, 2025
Malcolm Frank

/s/ LAURIE G. HYLTON	Director	February 6, 2025
Laurie G. Hylton

/s/ JAMES J. MCGONIGLE	Director	February 6, 2025
James J. McGonigle

/s/ LEE SHAVEL	Director	February 6, 2025
Lee Shavel

/s/ LAURIE SIEGEL	Director	February 6, 2025
Laurie Siegel

/s/ MARIA TERESA TEJADA	Director	February 6, 2025
Maria Teresa Tejada

/s/ ELISHA WIESEL	Director	February 6, 2025
Elisha Wiesel

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